UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

845 Texas Avenue, Suite 1250

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 5, 2026, Cheniere Energy, Inc. (“Cheniere”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $1 billion aggregate principal amount of its 5.200% Senior Notes due 2036 (the “2036 Notes”) and $750 million aggregate principal amount of its 6.000% Senior Notes due 2056 (the “2056 Notes” and, together with the 2036 Notes, the “Notes”). The 2036 Notes will be issued at 99.658% of par. The 2056 Notes will be issued at 99.524% of par.

The Purchase Agreement contains customary representations, warranties and agreements by Cheniere and customary conditions to closing and indemnification obligations of Cheniere and the Initial Purchasers.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The Notes offering is being made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to persons outside the United States in accordance with Regulation S under the Securities Act.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services to Cheniere and its subsidiaries in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 7.01	Regulation FD Disclosure.

On March 5, 2026, Cheniere issued a press release announcing that it intended to offer, subject to market and other conditions, the Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On March 5, 2026, Cheniere issued a press release announcing that it priced its previously announced offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, and it does not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

1.1*	Purchase Agreement, dated as of March 5, 2026, between Cheniere Energy, Inc. and Goldman Sachs & Co. LLC.

99.1**	Press release, dated March 5, 2026, entitled “Cheniere Announces Offering of Senior Notes due 2036 and Senior Notes due 2056.”

99.2**	Press release, dated March 5, 2026, entitled “Cheniere Announces Pricing of $1 Billion Senior Notes due 2036 and $750 Million Senior Notes due 2056.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: March 6, 2026

	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer